Exhibit 4.5
CADENCE PHARMACEUTICALS, INC.
REGISTRATION RIGHTS WAIVER AND AMENDMENT
November 29, 2007
     Reference is made to the Amended and Restated Investor Rights Agreement (the “Investor Rights Agreement”), dated as of February 21, 2006, by and between Cadence Pharmaceuticals, Inc. (the “Company”) and the investor parties thereto (the “Holders”). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Investor Rights Agreement.
     Whereas, the Company is proposing to file a Registration Statement on Form S-3 with the U.S. Securities and Exchange Commission pertaining to the potential offering, issuance and sale, from time to time, of common stock of the Company in an aggregate amount not to exceed $100 million (the “Registration Statement”);
     Whereas, the Holders are entitled to certain rights related to the registration of Registrable Securities of the Company, as set forth in the Investor Rights Agreement, including without limitation, the registration rights set forth in Section 3.2 (Piggyback Registration) thereof (the “Registration Rights”);
     Whereas, the Company is providing this Registration Rights Waiver and Amendment to notify the Holders of its intention to file the Registration Statement and to request that the Holders waive their Registration Rights and related notice rights as provided herein with respect to the Registration Statement;
     Whereas, in view of the conversion of all of the Convertible Securities into Common Stock in connection with the Company’s initial public offering, the parties wish to (A) delete Section 3.7 (Limitation on Registration Rights Granted to Other Securities) of the Investor Rights Agreement; and (B) amend Section 6.7 (Amendment of Agreement; Waivers) of the Investor Rights Agreement to clarify that henceforth, a written instrument signed by the holders of at least sixty percent (60%) of the Registrable Securities (i) issued or issuable upon conversion of the Company’s Series A-3 Preferred Stock and (ii) then entitled to Registration, shall be required to amend or waive any provision of the Investor Rights Agreement;
     Whereas, the Company has issued, or proposes to issue, warrants to purchase Common Stock (“Lender Warrants”) to each of Silicon Valley Bank (“SVB”), Oxford Finance Corporation (“Oxford”), and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services (“ML” and together with SVB and Oxford, the “Lenders”), in connection with a proposed second amendment to the Company’s loan and security agreement dated February 17, 2006 with SVB and Oxford, and the Lenders have required that the Company grant piggy-back registration rights to the Lenders under the Investor Rights Agreement with respect to the shares issuable under such warrants; and
     Whereas, in connection with the issuance of the Lender Warrants and pursuant to Section 3.7 of the Investor Rights Agreement, the parties desire to add as the Lenders as parties to the Investor Rights Agreement.
     Now, Therefore, in consideration of the foregoing and in order to enable the Company to (A) file the Registration Statement, (B) grant piggy-back registration rights to the Lenders under the Investor Rights Agreement with respect to the shares issuable under the Lender Warrants, and (C) add the Lenders as parties to the Investor Rights Agreement, the undersigned Holders hereby agree with the Company as follows:

1. Amendment to Investor Rights Agreement
     Section 1(o) of the Investor Rights Agreement is hereby amended and restated to read in its entirety as follows:
     “(o) “Registrable Securities” shall mean (i) all Common Stock not previously sold to the public issued or issuable upon conversion of any of the Convertible Securities purchased by or issued to the Investors, (ii) all shares of Common Stock owned by the Investors, (iii) for the purposes of Section 3.2, the shares of Common Stock owned by Theodore R. Schroeder and David A. Socks, (iv) for the purposes of Section 3.2, the 48,125 shares of Common Stock issuable upon conversion of the Convertible Securities issuable upon exercise of that certain Warrant to Purchase Stock dated February 17, 2006 by and between the Corporation and Silicon Valley Bank (“SVB”), (v) for the purposes of Section 3.2, the 48,125 shares of Common Stock issuable upon conversion of the Convertible Securities issuable upon exercise of that certain Warrant to Purchase Stock dated February 17, 2006 by and between the Corporation and Oxford Finance Corporation (“Oxford”), (vi) for the purposes of Section 3.2, the shares of Common Stock issuable upon exercise of that certain Warrant to Purchase Stock dated on or about November 30, 2007 by and between the Corporation and SVB, (vii) for the purposes of Section 3.2, the shares of Common Stock issuable upon exercise of that certain Warrant to Purchase Stock dated on or about November 30, 2007 by and between the Corporation and Oxford, (viii) for the purposes of Section 3.2, the shares of Common Stock issuable upon exercise of that certain Warrant to Purchase Stock dated on or about November 30, 2007 by and between the Corporation and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc. (“ML”), and (ix) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Common Stock described in clauses (i) through (viii) of this definition.”
     Section 3.7 (Limitations on Registration Rights Granted to Other Securities) of the Investor Rights Agreement is hereby deleted, in its entirety.
     Section 6.7 (Amendment of Agreement; Waivers) of the Investor Rights Agreement is hereby amended and restated to read in its entirety as follows:
     “6.7 Amendment of Agreement; Waivers. Subject to Section 3.7 and Section 4.4, any provision of this Agreement may be amended or waived by a written instrument signed by the Company and by Persons holding at least sixty percent (60%) of the Registrable Securities (A) issued or issuable upon conversion of the Series A-3 Preferred Stock and (B) then entitled to Registration under Sections 3.1 or 3.2; provided, however, if such amendment would adversely affect the rights of a specific Investor in a manner different from the other Investors, then such amendment shall require the consent of such Investor. Any amendment or waiver effected in accordance with Section 3.7 or this Section 6.7 shall be binding upon the Company and all Holders and each of their respective successors and assigns. In addition, the Company may waive performance of any obligation owing to it, as to some or all of the Investors, or agree to accept alternatives to such performance, without obtaining the consent of any Investor.”

2. Waiver of Notice.
     The undersigned Holders hereby waive, for and on behalf of all Holders, the right to any notice under the Investor Rights Agreement with respect to the Registration Statement, including without limitation, any amendments and supplements thereto and combined registration statements therewith.
3. Waiver of Registration Rights.
     The undersigned Holders hereby waive, for and on behalf of all Holders, the Registration Rights and all other related or similar rights under the Investor Rights Agreement with respect to (A) the Registration Statement, including without limitation, any amendments and supplements thereto and combined registration statements therewith, and (B) the grant by the Company of piggy-back registration rights to the Lenders under the Investor Rights Agreement with respect to the shares issuable under the Lender Warrants.
4. Additional Parties.
     The undersigned holders hereby consent to the addition of each of SVB, Oxford and ML as parties to the Investor Rights Agreement with regard to the shares issuable under the Lender Warrants. Upon execution of a counterpart of the Investor Rights Agreement by such additional parties and by the Company, each of such additional parties shall be considered an Investor only for purposes of Section 3.2 of the Investor Rights Agreement. Schedule A of the Investor Rights Agreement shall be amended to identify each such additional party and the additional Registrable Securities held by such party.
5. Miscellaneous.
     This Registration Rights Waiver and Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same Registration Rights Waiver and Amendment. This Registration Rights Waiver and Amendment is being signed by each undersigned Holder with respect to all Registrable Securities held by the same, as a stockholder of the Company and for all other purposes. This Registration Rights Waiver and Amendment is irrevocable and shall be effective with respect to each of the undersigned Holders and all affiliates, successors, heirs, personal representatives, and assigns of the undersigned Holders.
[Signature Pages Follow]

     In Witness Whereof, each of the undersigned Holder has executed this Registration Rights Waiver and Amendment as of the date first written above.

Versant Side Fund II, L.P.
By:	Versant Ventures II, L.L.C.
Its:	General Partner

By:	/s/ Brian G. Atwood

Authorized Signature

Brian G. Atwood

Name and Title of Person Signing, if necessary

Versant Venture Capital II, L.P.
By:	Versant Ventures II, L.L.C.
Its:	General Partner

By:	/s/ Brian G. Atwood

Authorized Signature

Brian G. Atwood

Name and Title of Person Signing, if necessary

Versant Affiliates Fund II-A, L.P.
By:	Versant Ventures II, L.L.C.
Its:	General Partner

By:	/s/ Brian G. Atwood

Authorized Signature

Brian G. Atwood

Name and Title of Person Signing, if necessary

     In Witness Whereof, each of the undersigned Holder has executed this Registration Rights Waiver and Amendment as of the date first written above.

PROQUEST INVESTMENTS III, L.P.
By:	ProQuest Associates III LLC
Its:	General Partner

By:	/s/ Pasquale DeAngelis

Authorized Signature

Pasquale DeAngelis, Managing Member

Name and Title of Person Signing, if necessary

     In Witness Whereof, each of the undersigned Holder has executed this Registration Rights Waiver and Amendment as of the date first written above.

FRAZIER HEALTHCARE V, L.P.
By	FHM V, L.P., its general partner
By	FHM V, L.L.C., its general partner

By:	/s/ Alan D. Frazier

Authorized Signature

Managing Partner

Name and Title of Person Signing, if necessary (please print)

     In Witness Whereof, each of the undersigned Holder has executed this Registration Rights Waiver and Amendment as of the date first written above.

Domain Partners VI, L.P.
By:	One Palmer Square Associates VI, L.L.C.
Its:	General Partner

By:	/s/ Kathleen K. Shoemaker

Authorized Signature

Managing Member

Name and Title of Person Signing, if necessary (please print)

     In Witness Whereof, each of the undersigned Holder has executed this Registration Rights Waiver and Amendment as of the date first written above.

Garner Investments, L.L.C.

By:	/s/ Cam Garner

Authorized Signature

Cam Garner, President

Acknowledged and Agreed: Cadence Pharmaceuticals, Inc.

By:	/s/ Theodore R. Schroeder

Name: Theodore R. Schroeder
Title: President & CEO